SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
WASHINGTON TRUST BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

WASHINGTON TRUST BANCORP, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 25, 2006
To the Shareholders of
Washington Trust Bancorp, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WASHINGTON TRUST BANCORP, INC., a Rhode Island corporation (the “Corporation”), will be held at the Westerly Library, 44 Broad Street, Westerly, Rhode Island on Tuesday, the 25th of April, 2006 at 11:00 a.m. for the purpose of considering and acting upon the following:
1.	The election of 5 directors for three year terms, each to serve until their successors are duly elected and qualified;
2.	The ratification of the selection of independent auditors to audit the Corporation’s consolidated financial statements for the year ending December 31, 2006; and
3.	Such other business as may properly come before the meeting, or any adjournment thereof.
Only shareholders of record at the close of business on February 24, 2006 will be entitled to notice of and to vote at such meeting. The transfer books of the Corporation will not be closed.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING. THEREFORE, IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE SIGN, DATE, AND FILL IN THE ENCLOSED PROXY AND RETURN IT BY MAIL IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES THROUGH THE INTERNET OR BY TELEPHONE AS DESCRIBED IN THE ENCLOSED PROXY CARD. IF YOU WISH TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

By order of the Board of Directors,

/s/ David V. Devault
David V. Devault
Secretary

March 17, 2006

WASHINGTON TRUST BANCORP, INC.
23 Broad Street, Westerly, RI 02891 Telephone 401-348-1200
PROXY STATEMENT
The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation”) for use at the Annual Meeting of Shareholders to be held on April 25, 2006 (the “Annual Meeting”), and any adjournment thereof, and may be revoked at any time before it is exercised by submission of another proxy bearing a later date, by voting through the Internet or by telephone, by attending the Annual Meeting and voting in person, or by notifying the Corporation of the revocation in writing to the Secretary of the Corporation, 23 Broad Street, Westerly, Rhode Island 02891. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposals No. 1 and 2 referred to herein.
As of February 24, 2006, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding 13,407,650 shares of common stock, $.0625 par value (the “Common Stock”), of the Corporation. Each share of Common Stock is entitled to one vote per share on all matters to be voted upon at the Annual Meeting, with all holders of Common Stock voting as one class. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.
With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld have the same effect as a vote against a nominee. Abstentions on the ratification of the selection of independent auditors will have the same effect as a vote against such matters. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will not be counted for purposes of approving the matters to be acted upon at the Annual Meeting. As a result, broker non-votes will have no effect on the outcome of the election of directors and the ratification of the selection of independent auditors.
Management knows of no matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.
The approximate date on which this Proxy Statement and accompanying proxy cards will first be mailed to shareholders is March 17, 2006.

ELECTION OF DIRECTORS (Proposal 1)
The Corporation’s Board of Directors is divided into three approximately equal classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Notwithstanding such three-year terms, pursuant to the Corporation’s by-laws, any director who reaches his or her 70th birthday agrees to resign from the Board of Directors as of the next Annual Meeting of Shareholders following such director’s 70th birthday. There are presently 16 directors.
This year, based on the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), a total of 5 nominees for election to the Board of Directors have been nominated to be elected at the Annual Meeting to serve until the 2009 Annual Meeting and until their respective successors are elected and qualified. If all 5 nominees are elected, the Board of Directors will consist of 16 directors. Directors are elected by the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon (provided that a quorum is present).
Based on the recommendation of the Nominating Committee, the Board of Directors has nominated Steven J. Crandall, Victor J. Orsinger II, Patrick J. Shanahan, Jr., James P. Sullivan and Neil H. Thorp for election at the Annual Meeting. Each of the nominees for director is presently a director of the Corporation. Each of the nominees has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the Board of Directors designates such other persons. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.
The Board of Directors recommends that shareholders vote “FOR” this proposal.

NOMINEE AND DIRECTOR INFORMATION
Biographies of directors, including business experience for past 5 years:

[Graphic Omitted]	Gary P. Bennett
Age 64
Director since 1994

Consultant. Former
Chairman and Chief
Executive Officer, Analysis
& Technology, until 1999
(interactive multimedia
training, information
systems, engineering
	services).	[Graphic Omitted]	Steven J. Crandall Age 53 Director since 1983 Vice President, Ashaway Line & Twine Manufacturing Co. (manufacturer of tennis string, fishing line and surgical sutures).

[Graphic Omitted]	Larry J. Hirsch, Esq. Age 67 Director since 1994 Attorney. Former President, Westerly Jewelry Co., Inc. (retailer) (retired 1999).	[Graphic Omitted]	Barry G. Hittner Age 59 Director since 2003 Attorney. Of Counsel, Cameron & Mittleman, LLP, 2003 to present. Of Counsel, Edwards & Angell, LLP, 1999-2003.

[Graphic Omitted]	Katherine W. Hoxsie Age 57 Director since 1991 Vice President, Hoxsie Buick-Pontiac- GMC Truck, Inc.	[Graphic Omitted]	Mary E. Kennard, Esq. Age 51 Director since 1994 Vice President and University Counsel, The American University .

[Graphic Omitted]	Edward M. Mazze, Ph.D.
Age 65
Director since 2000

Dean, College of Business
Administration and The
Alfred J. Verrecchia-Hasbro
Inc. Leadership Chair in
Business, University of
	Rhode Island, since 1998.	[Graphic Omitted]	Kathleen McKeough Age 55 Director since 2003 Retired. Former Senior Vice President, Human Resources, GTECH Corporation, 2000 – 2004 (lottery industry and financial transaction processing).

Biographies of directors, including business experience for past 5 years, continued:

[Graphic Omitted]	Victor J. Orsinger II Age 59 Director since 1983 Partner, Orsinger & Nardone, Attorneys at Law.	[Graphic Omitted]	H. Douglas Randall, III Age 58 Director since 2000 President, HD Randall, Realtors (real estate).

[Graphic Omitted]	Joyce O. Resnikoff Age 69 Director since 2000 Chief Executive Officer, Olde Mistick Village, Mystic, Connecticut (property management).	[Graphic Omitted]	Patrick J. Shanahan, Jr. Age 61 Director since 2002 Retired. Former Chairman and Chief Executive Officer, First Financial Corp.

[Graphic Omitted]	James P. Sullivan, CPA Age 67 Director since 1983 Consultant. Former Finance Officer, Roman Catholic Diocese of Providence (retired 2001).	[Graphic Omitted]	Neil H. Thorp Age 66 Director since 1983 President, Thorp & Trainer, Inc. (insurance agency).

[Graphic Omitted]	John F. Treanor Age 58 Director since 2001 President and Chief Operating Officer of the Corporation and The Washington Trust Company, since 1999.	[Graphic Omitted]	John C. Warren Age 60 Director since 1996 Chairman and Chief Executive Officer of the Corporation and The Washington Trust Company , since 1999.

The following table presents all Washington Trust stock-based holdings, as of February 24, 2006, of the directors and certain executive officers of the Corporation and the Corporation’s subsidiary, The Washington Trust Company (the “Bank”). The table also presents the stock-based holdings of David W. Wallace, as of February 13, 2006, the person believed by the Corporation to be a beneficial owner of more than 5% of the Corporation’s outstanding Common Stock. Mr. Wallace’s stock ownership information is based on certain filings made under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other information provided by Mr. Wallace to the Corporation. All such information was provided by the shareholders listed below.

	Term		Common	Vested		Percentage
	Expiring In		Stock(1)	Options (2)	Total	Of Class

Nominees and Directors:
Steven J. Crandall	2009	(3)	3,123	11,064	14,187	0.10%
Victor J. Orsinger II	2009	(3)	16,391	5,276	21,667	0.15%
Patrick J. Shanahan, Jr.	2009	(3)	62,166	2,000	64,166	0.46%
James P. Sullivan, CPA	2009	(3)	7,949	10,866	18,815	0.13%
Neil H. Thorp	2009	(3)	35,800	11,064	46,864	0.33%
Gary P. Bennett	2008		6,082	10,642	16,724	0.12%
Larry J. Hirsch, Esq.	2008		11,229	7,376	18,605	0.13%
Mary E. Kennard, Esq.	2008		2,832	9,376	12,208	0.09%
H. Douglas Randall, III	2008		12,172	6,000	18,172	0.13%
John F. Treanor	2008		5,453	82,380	87,833	0.63%
Barry G. Hittner	2007		4,000	0	4,000	0.03%
Katherine W. Hoxsie	2007		141,773	11,064	152,837	1.09%
Edward M. Mazze, Ph.D.	2007		1,200	1,500	2,700	0.02%
Kathleen McKeough	2007		1,020	0	1,020	0.01%
Joyce O. Resnikoff	2007		4,518	2,000	6,518	0.05%
John C. Warren	2007		44,276	116,791	161,067	1.15%

Certain Executive Officers:
Galan G. Daukas			0	32,315	32,315	0.23%
David V. Devault			24,911	67,323	92,234	0.66%
James M. Vesey			235	31,311	31,546	0.22%

All Directors and Executive Officers as a group (26 persons)			420,867	622,942	1,043,809	7.44%

Beneficial Owner:
David W. Wallace (4) 680 Steamboat Road, Greenwich,CT 06830			2,000,020	0	2,000,020	14.25%

(1)	Includes 1,690, 453, 235 and 1,124 common stock equivalents held by Messrs. Randall, Treanor, Vesey and Warren, respectively, in the Corporation’s Nonqualified Deferred Compensation Plan.

(2)	This column includes stock options that are or will become exercisable within 60 days of February 24, 2006.

(3)	If elected.

(4)	Based on information set forth in an Amendment No. 7 to a Schedule 13G/A filed with the SEC on February 13, 2006 and other information provided by Mr. Wallace to the Corporation. Includes 126,000 shares owned by Mr. Wallace’s spouse,661,000 shares held by the Robert R. Young Foundation of which Mr. Wallace serves as President and Trustee and 328,020 shares held by the Jean and David W. Wallace Foundation of which Mr. Wallace serves as President and Trustee.

BOARD OF DIRECTORS AND COMMITTEES
The Corporation’s Board of Directors (the “Corporation’s Board”) held 9 meetings in 2005. In 2005, the Board of Directors of the Bank (the “Bank’s Board”), the members of which included all of the Corporation’s Board members, held 13 meetings. During 2005, each member of the Corporation’s Board attended at least 75% of the aggregate number of meetings of the Corporation’s Board, the Bank’s Board and the committees of the Corporation’s Board of which such person was a member, except for Joyce O. Resnikoff. While the Corporation does not have a formal policy related to Board member attendance at Annual Meetings of Shareholders, directors are encouraged to attend each such Annual Meeting to the extent reasonably practicable. Each of the directors attended the 2005 Annual Meeting of Shareholders except Barry G. Hittner and Joyce O. Resnikoff.
The Corporation’s Board has determined that each of Gary P. Bennett, Steven J. Crandall, Larry J. Hirsch, Barry G. Hittner, Katherine W. Hoxsie, Mary E. Kennard, Edward M. Mazze, Kathleen McKeough, Victor J. Orsinger II, H. Douglas Randall, III, Joyce O. Resnikoff, Patrick J. Shanahan, Jr. (as of April 16, 2005), James P. Sullivan and Neil H. Thorp is considered “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and the rules of the Securities and Exchange Commission (the “SEC”). Therefore, a majority of the Corporation’s Board is comprised of independent directors. Any interested party who wishes to make their concerns known to the independent directors may avail themselves of the same procedures utilized for shareholder communications with the Board, which procedures are described herein under the heading “Communications with the Board of Directors” on page 18 of this Proxy Statement.
In 2005, the committees of the Corporation’s Board consisted of an Executive Committee, a Compensation and Human Resources Committee (the “Compensation Committee”), a Nominating Committee and an Audit Committee.
Executive Committee
Members of the Executive Committee are currently directors Orsinger (Chairperson), Bennett, Hoxsie, Sullivan, Thorp, Treanor and Warren. Each of the non-employee directors on the Executive Committee are considered “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and the rules of the SEC. The Executive Committee met 5 times in 2005, and when the Corporation’s Board is not in session, is entitled to exercise all the powers and duties of the Corporation’s Board. The Corporation’s Board has designated the Chairperson of the Executive Committee to serve as the “Lead Director” when the Board meets in executive session without the presence of employee directors.
Nominating Committee
Members of the Nominating Committee are directors Orsinger (Chairperson), Bennett, Hoxsie, Sullivan and Thorp, each of whom is considered “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and the rules of the SEC. The Nominating Committee, which met 8 times in 2005, is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the Corporation’s Board, and recommending that the Corporation’s Board select the director nominees recommended by the Nominating Committee for election at each Annual Meeting of Shareholders. The Nominating Committee is also responsible for developing and recommending to the Corporation’s Board a set of corporate governance guidelines, recommending any changes to such guidelines, and overseeing the evaluation of the Corporation’s Board and management. The Corporation has adopted Corporate Governance Guidelines, which are available on the Corporation’s website at www.washtrust.com under Investor
Relations – Governance Documents. A copy of the Nominating Committee charter is also available to shareholders on the Corporation’s website at www.washtrust.com under Investor Relations.
At a minimum, each nominee, whether proposed by a shareholder or any other party, must (1) have the highest personal and professional integrity, demonstrate sound judgment and effectively interact with other members of the Corporation’s Board to serve the long-term interests of the Corporation and its shareholders; (2) have previous experience on other boards; (3) have experience at a strategic or policy-making level in a business, government, not-for-profit or academic organization of high standing; (4) have a record of distinguished accomplishment in his or her field; (5) be well regarded in the community and have a long-term reputation for the highest ethical and moral standards; (6) have sufficient time and availability to devote to the affairs of the Corporation, particularly in light of the number of boards on which the nominee may serve; and (7) to the extent such nominee serves or has previously served on other boards, have a demonstrated history of actively contributing at board meetings.
The Nominating Committee will evaluate all such proposed nominees in the same manner, with no regard to the source of the initial recommendation of such proposed nominee. In seeking candidates to consider for nomination to fill a vacancy on the Corporation’s Board, the Nominating Committee may solicit recommendations from a variety of sources, including current directors, the Chief Executive Officer of the Corporation and other executive officers. The Nominating Committee may also engage a search firm to identify or evaluate or assist in identifying or evaluating candidates.
The Nominating Committee will consider nominees recommended by shareholders. Shareholders who wish to submit recommendations for candidates to the Nominating Committee must submit their recommendations in writing to the Secretary of the Corporation at 23 Broad Street, Westerly, RI 02891, who will forward all recommendations to the Nominating Committee. For a shareholder recommendation to be considered by the Nominating Committee at the 2007 Annual Meeting of Shareholders, it must be submitted to the Corporation by November 15, 2006. All shareholder recommendations for nominees must include the following information: (1) the name and address of record of the shareholder; (2) a representation that the shareholder is a record holder of the Corporation’s securities, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (3) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding 5 full fiscal years of the proposed nominee; (4) a description of the qualifications and background of the proposed nominee that addresses the minimum qualifications and other criteria for board membership approved by the Corporation’s Board; (5) a description of all arrangements or understandings between the shareholder and the proposed nominee; (6) the consent of the proposed nominee (a) be named in the proxy statement relating to the Corporation’s Annual Meeting of Shareholders, and (b) serve as a director if elected at such Annual Meeting; and (7) any other information regarding the proposed nominee that is required to be included in a proxy statement filed pursuant to the rules of the SEC.
Shareholder nominations that are not being submitted to the Nominating Committee for consideration, may be made at an Annual Meeting of Shareholders in accordance with the procedures set forth in clause (c) of Article Eighth of the Corporation’s Restated Articles of Incorporation, as amended. Specifically, advanced written notice of any nominations must be received by the Secretary not less than 14 days nor more than 60 days prior to any meeting of shareholders called for the election of directors (provided that if fewer than 21 days’ notice of the meeting is given to shareholders, notice of the proposed nomination must be received by the Secretary not later than the 10th day following the day on which notice of the meeting was mailed to shareholders).
The Corporation has not paid a fee to any third parties to identify or evaluate Board or committee nominees.
The Nominating Committee recommended that Messrs. Crandall, Orsinger, Shanahan, Sullivan and Thorp be nominated for election to serve as directors until the 2009 Annual Meeting of Shareholders.
Compensation Committee
Members of the Compensation Committee are currently directors Bennett (Chairperson), Hirsch, Kennard, Mazze, McKeough and Orsinger, each of whom is considered “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and the rules of the SEC. The Compensation Committee, which met eight times in 2005, is responsible for reviewing compensation policies, for remuneration arrangements for executive officers and for the administration of the Corporation’s Amended and Restated 1988 Stock Option Plan (“1988 Plan”), the 1997 Equity Incentive Plan, as amended (“1997 Plan”), and the 2003 Stock Incentive Plan, as amended (“2003 Plan”). The Committee is also responsible for oversight of employee benefit programs and hiring policies. The Compensation Committee’s report on executive compensation appears elsewhere in this Proxy Statement.

Audit Committee
Members of the Audit Committee are currently directors Hoxsie (Chairperson), Crandall, Hittner, Mazze, Resnikoff, Shanahan (effective April 16, 2005) and Sullivan. No member of the Audit Committee is an employee of the Corporation and each is considered “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and Rule 10A–3(b)(1) under the Exchange Act. The Corporation’s Board has determined that directors Hoxsie and Sullivan qualify as “audit committee financial experts” under the Exchange Act. The Audit Committee has a written charter that is available to shareholders on the Corporation’s website at www.washtrust.com under Investor Relations – Governance Documents and was attached as Exhibit A to the 2005 Proxy Statement.
The Audit Committee, which met 11 times in 2005, is directly responsible for the appointment, compensation and oversight of the work of the Corporation’s independent auditors. The Audit Committee is also responsible for, among other things, reviewing the adequacy of the Corporation’s system of internal controls, its audit program, the performance and findings of its internal audit staff and action to be taken thereon by management, reports of the independent auditors, the independence of the independent auditors, the audited financial statements of the Corporation and discussing such results with the Corporation’s management, considering the range of audit and non-audit fees and services and the pre-approval thereof, and performing such other oversight functions as the Corporation’s Board may request from time to time. While the Audit Committee oversees the Corporation’s financial reporting process for the Corporation’s Board consistent with the Audit Committee Charter, management has primary responsibility for this process, including the Corporation’s system of internal controls, and for the preparation of the Corporation’s consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Corporation’s independent auditors, and not the Audit Committee, are responsible for auditing those financial statements. The Audit Committee’s report on the Corporation’s audited financial statements for the fiscal year ended December 31, 2005 appears elsewhere in this Proxy Statement.
The Audit Committee is also responsible for loan review for the Bank. The loan review process includes oversight of the Bank’s procedures for determining the adequacy of the allowance for loan losses, administration of its internal credit rating systems and the reporting and monitoring of credit granting standards.
Please note, the information contained on our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.
COMPENSATION OF DIRECTORS
During 2005, non-employee directors received a $20,000 annual retainer. The person serving as the chair of the Nominating Committee and the Executive Committee received a combined additional annual retainer of $8,000, the chairperson of the Audit Committee received an additional annual retainer of $8,000 and the chairperson of the Compensation Committee received an additional annual retainer of $4,000. All retainers are paid quarterly. For each meeting of the Corporation’s Board and the Bank’s Board attended, non-employee directors received $1,000, however, for meetings of the Corporation’s Board and the Bank’s Board held on the same day, as is the general practice, non-employee directors were paid for only one meeting. In addition, committee chairs and other non-employee directors received $800 for each committee meeting attended in person and $700 for each such committee meeting attended telephonically.
The Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 1999, provides standard arrangements pursuant to which directors may elect to defer all or part of their fees. Deferred fees are invested in any of several benchmark options, including the Corporation’s Common Stock. Deferred fees are payable in a lump sum or installments following termination of service as a director or at a specified future date; if the investment benchmark selected is the Corporation’s Common Stock, the fees may also be payable in the form of such stock.
The 1997 Plan provides that each non-employee director of the Corporation shall automatically be granted a nonqualified option to purchase 2,000 shares of Common Stock as of the date of each Annual Meeting after which such non-employee director will continue to serve as a director of the Corporation at an option price equal to the fair market value of the Common Stock on such date and that will expire on the 10th anniversary of the option grant.

These options are exercisable on and after the date that is one year after the date of grant. In addition, the Corporation’s Board may provide for such other terms and conditions of these options, as shall be set forth in the applicable option agreements, including acceleration of exercise upon a change of control of the Corporation. As described below, the 2003 Plan provides that no further options will be granted to non-employee directors under this provision of the 1997 Plan.
In lieu of stock options that would have been granted pursuant to the 1997 Plan, the 2003 Plan provides that each non-employee director of the Corporation will be automatically granted a nonqualified option to acquire 2,000 shares of Common Stock as of the date of each Annual Meeting after which such non-employee director will continue to serve as a director of the Corporation, beginning with the 2003 Annual Meeting of Shareholders, at an exercise price equal to the fair market value of the Common Stock on the grant date and expiring upon the 10th anniversary of the option grant. Unless otherwise determined by the administrator of the 2003 Plan, these stock options will be exercisable upon the earlier of the third anniversary of the grant date or the date the non-employee director retires from the Corporation’s Board. Pursuant to the terms of the 2003 Plan, in March 2005, the Corporation’s Board voted to suspend such automatic award to non-employee directors for 2005. In April, in lieu of such automatic award, the Corporation’s Board voted to ratify a decision of the Compensation Committee to grant each non-employee director 500 restricted stock units. The restricted stock units vest on the 3-year anniversary of the award date. Dividend equivalents are paid on the restricted stock units.
EXECUTIVE COMPENSATION
The following table shows, for the fiscal years ended December 31, 2005, 2004, and 2003, the compensation of the person who served as Chief Executive Officer of the Corporation and each of the four most highly compensated executive officers of the Corporation and/or the Bank, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2005 (collectively, the “Named Executives”).

SUMMARY COMPENSATION TABLE
						Long-Term
			Annual Compensation			Compensation Awards
								Securities
					Other	Restricted		Underlying	All Other
Name and					Annual	Stock		Options/	Compensation
Principal Position	Year		Salary	Bonus (1)	Compensation	Award(s)		SARs (2)	(3)

John C. Warren,	2005		$420,000	$225,000	$0	$155,498	(6)	0	$12,600	(9)
Chairman and Chief	2004	(4)	414,616	180,000	0	129,855	(7)	0	12,438	(9)
Executive Officer	2003		375,000	137,000	0	0		28,125	11,238	(9)

John F. Treanor,	2005		$300,000	$155,000	$0	$91,154	(6)	0	$9,000	(9)
President and Chief	2004	(4)	295,346	114,000	0	75,552	(7)	0	8,860	(9)
Operating Officer	2003		265,000	85,000	0	0		16,565	7,938	(9)

Galan G. Daukas,	2005	(5)	$97,558	$285,000	$0	$138,100	(8)	32,315	$0
Executive Vice President of Wealth Management

David V. Devault,	2005		$185,000	$66,000	$0	$0		12,400	$5,550
Executive Vice President,	2004	(4)	185,731	60,000	0	35,415	(7)	0	5,572
Secretary, Treasurer, and	2003		174,000	48,000	0	0		8,700	5,216
Chief Financial Officer

James M. Vesey,	2005		$144,000	$41,000	$0	$0		7,600	$4,320
Senior Vice President and	2004	(4)	144,223	40,000	0	21,249	(7)	0	4,335
Chief Credit Officer, of	2003		135,000	31,000	0	0		5,065	4,047
the Bank

(1)	Bonus amounts for the Named Executives, except Mr. Daukas, represent amounts accrued for the years indicated under an annual bonus plan for the Corporation’s executive officers and other key employees (the “Annual Performance Plan”). The

Annual Performance Plan provides for annual payments to participants based on a target percentage of base salary, which percentages vary among participants. The Annual Performance Plan also permits certain additional discretionary payments. In addition, the amounts earned for each fiscal year are paid during the succeeding fiscal year. Thus, the 2003 bonus was paid in fiscal 2004, the 2004 bonus was paid in fiscal 2005 and the 2005 bonus was paid in fiscal 2006. Mr. Daukas joined the Corporation on August 30, 2005. In lieu of participating in the Annual Performance Plan in 2005, Mr. Daukas received a one-time signing bonus of $285,000 in December 2005.

(2)	None of the stock options granted to the Named Executives has tandem stock appreciation rights (“SARs”).

(3)	Under the terms of the Bank’s tax-qualified 401(k) plan (the “401(k) Plan”), which covers substantially all employees, the Bank matched 50% of each participant’s first 2% of voluntary salary contributions and 100% of each participant’s next 2% of salary contributions up to a maximum match of 3%.

(4)	In a typical year, such as 2005, the Corporation’s salaried employees are paid on a bi-weekly 26 pay period schedule. 2004 included an extra pay period for the Corporation’s salaried employees resulting in salary payments approximately 3.8% higher than a typical year having 26 pay periods.

(5)	Mr. Daukas joined the Corporation on August 30, 2005.

(6)	Represents the dollar value of Restricted Stock Units (“RSUs”) awarded pursuant to the 1997 Plan, valued at $26.81 per unit, the market value of the Corporation’s Common Stock on the award date, June 13, 2005. All 2005 RSU awards to the applicable Named Executives vest on the 3-year anniversary date of the award and require no consideration to be paid by the Named Executive. Dividend equivalents are paid on the RSUs.

(7)	Represents the dollar value of RSUs awarded pursuant to the 1997 Plan, valued at $23.61 per unit, the market value of the Corporation’s Common Stock on the award date, August 16, 2004. All 2004 RSU awards to the applicable Named Executives vest on the 3-year anniversary date of the award and require no consideration to be paid by the Named Executive. Dividend equivalents are paid on the RSUs.

(8)	Represents the dollar value of Restricted Stock awarded to Mr. Daukas pursuant to the 1997 Plan, valued at $27.62 per share, the market value of the Corporation’s Common Stock on the award date, August 30, 2005. The Restricted Stock vests on the 5-year anniversary date of the award. Dividend are paid on the Restricted Stock.

(9)	Includes $6,300, $6,288, and $5,238 for 2005, 2004 and 2003, respectively, for Mr. Warren and $2,700, $2,710 and $1,938 for 2005, 2004 and 2003, respectively, for Mr. Treanor, accrued under the Deferred Compensation Plan, which provides for payments by the Bank of certain amounts which would have been contributed by the Bank under the 401(k) Plan, but for limitations on employer contributions contained in the Internal Revenue Code.
The following table contains information concerning the grant of stock options to the Named Executives during the fiscal year ended December 31, 2005.

OPTION GRANTS IN LAST FISCAL YEAR
	Individual Grants
	Number of		Percent of			Potential Realizable Value
	Securities		Total Options	Exercise		at Assumed Annual Rates
	Underlying		Granted to	or Base		of Stock Price Appreciation
	Options		Employees in	Price Per	Expiration	for Option Term
Name	Granted (1)		Fiscal Year	Share	Date	5%	10%

Galan G. Daukas	20,000	(2)	7.72%	$27.62	8/30/2015	$347,401	$880,383
	12,315	(2)	4.76%	$28.16	12/12/2015	$218,095	$552,695
David V. Devault	6,200	(3)	2.39%	$26.81	6/13/2015	$104,536	$264,915
	6,200	(2)	2.39%	$28.16	12/12/2015	$109,800	$278,255
James M. Vesey	3,800	(3)	1.47%	$26.81	6/13/2015	$64,071	$162,367
	3,800	(2)	1.47%	$28.16	12/12/2015	$67,297	$170,543

(1)	All options granted to the Named Executives were immediately exercisable on the date of the award and expire upon the 10-year anniversary of the award date. All of these options may expire earlier than the date indicated under certain circumstances involving termination of employment, disability or retirement of the option holder.

(2)	Granted pursuant to the 1997 Plan.

(3)	Granted pursuant to the 2003 Plan.

The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 2005 and unexercised options held as of the end of the 2005 fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at FY-End (1)		at FY-End (1)(2)
	Acquired on	Value
Name	Exercise (3)	Realized	Exercisable (4)	Unexercisable	Exercisable (4)	Unexercisable

John C. Warren	10,840	$155,671	116,791	9,375	$931,952	$57,938
John F. Treanor	0	0	82,380	5,522	$689,196	$34,126
Galan G. Daukas	0	0	32,315	0	$0	$0
David V. Devault	13,764	$277,349	75,661	2,900	$641,588	$17,922
James M. Vesey	0	0	31,311	1,689	$196,116	$10,438

(1)	There are no SARs attached to the stock options held by the Named Executives.

(2)	Value based on the fair market value of the Corporation’s Common Stock on December 30, 2005, $26.18, minus the exercise price.

(3)	Amounts shown represent number of options exercised. Taking into consideration shares exchanged for option cost and tax withholdings, Mr. Warren and Mr. Devault acquired net amounts of 4,209 and 6,138 shares, respectively.

(4)	Includes options exercisable within 60 days of December 31, 2005.
The Bank maintains a qualified defined benefit pension plan (the “Pension Plan”) for substantially all employees of the Corporation and the Bank. The Internal Revenue Code of 1986, as amended (the “Code”), limits the compensation amount used in determining the annual benefits payable from qualified plans to an individual. However, the Bank’s Supplemental Pension Benefit and Profit Sharing Plan (the “Supplemental Plan”) provides for payments by the Bank of certain amounts, which employees of the Bank would have received under the Pension Plan in the absence of such limitations in the Code. Benefits payable under the Supplemental Plan are an unfunded obligation of the Bank.
The following table shows the estimated annual benefits payable upon retirement, assuming retirement at age 65 in 2005, under the Pension Plan and the Supplemental Plan as it relates to the Pension Plan.

PENSION PLAN TABLE
Average Annual	Years of Service
Pension Compensation	15	20	25	30	35

$200,000	$50,752	$67,670	$84,587	$101,504	$118,422
250,000	64,627	86,170	107,712	129,254	150,797
300,000	78,502	104,670	130,837	157,004	183,172
350,000	92,377	123,170	153,962	184,754	215,547
400,000	106,252	141,670	177,087	212,504	247,922
450,000	120,127	160,170	200,212	240,254	280,297
500,000	134,002	178,670	223,337	268,004	312,672
550,000	147,877	197,170	246,462	295,754	345,047
600,000	161,752	215,670	269,587	323,504	377,422
650,000	175,627	234,170	292,712	351,254	409,797
700,000	189,502	252,670	315,837	379,004	442,172
The annual pension benefit for an employee retiring at age 65 is the sum of (1) 1.2% of average annual pension compensation plus (2) 0.65% of average annual pension compensation in excess of the Social Security covered compensation level, multiplied by the number of years of service limited to 35 years. Pension compensation consists of base salary plus payments pursuant to the Annual Performance Plan and other cash-based incentive plans. Such amounts are shown in the Salary and Bonus columns of the Summary Compensation Table on page 9 of this Proxy

Statement. In 2005, the covered Social Security compensation level was $48,696. The benefits shown are straight-life annuity amounts, not reduced by a joint survivorship benefit, which is available.
Effective October 1, 2005, the Pension Plan was amended to determine average annual pension compensation using the highest 5 calendar years, consecutive or non-consecutive, within the last 10 years of employment. Previous to this change, the annual average pension compensation was determined based upon the highest 36 consecutive months within the last 10 years of employment. The plan amendment also provides that the annual pension benefit for employees meeting certain age and length of service criteria will be calculated based on the previous benefit formula. Messrs. Warren, Treanor, Devault and Vesey satisfy such criteria and their annual pension benefits will be determined based upon the highest 36 consecutive months within the last 10 years of employment.
In 2005, the years of service accrued for purposes of the Corporation’s pension plans for the following Named Executives were: Mr. Warren, 9 years; Mr. Treanor, 6 years; Mr. Daukas, 0 years; Mr. Devault, 19 years; and Mr. Vesey, 7 years.
The Corporation also maintains a Supplemental Executive Retirement Plan (the “Executive Pension Plan”) for the benefit of Messrs. Warren and Treanor. The maximum benefit payable under the Executive Pension Plan is 55% of the average annual pension compensation, offset by benefits provided under the Pension Plan and the Supplemental Plan, Social Security benefits, and benefits provided by any defined benefit pension plan of a prior employer, with a minimum annual payment of no less than $1,000 for each year of plan participation, up to 10 years. The definition of pension compensation is identical to that in the Pension Plan described above. The annual average is determined based upon the highest 36 consecutive months within the last ten years of employment. A participant must have at least 5 years of service to earn a benefit under the Executive Pension Plan. Benefits payable under the Executive Pension Plan are an unfunded obligation of the Corporation.
The following table shows the estimated annual benefits payable upon retirement at age 65 in 2005 under the Executive Pension Plan. The amounts do not reflect any offset for Social Security benefits or benefits provided by any defined benefit plan of a prior employer. Benefits are paid in the form a straight-life annuity, with a 50% spouse benefit, if married. A minimum of 120 monthly payments are guaranteed. Other forms of annuity are also available.

EXECUTIVE PENSION PLAN TABLE (1)
Average Annual	Years of Service
Pension Compensation	5	10	15	20

$200,000	$63,083	$66,165	$59,248	$42,330
250,000	78,458	81,915	72,873	51,330
300,000	93,833	97,665	86,498	60,330
350,000	109,208	113,415	100,123	69,330
400,000	124,583	129,165	113,748	78,330
450,000	139,958	144,915	127,373	87,330
500,000	155,333	160,665	140,998	96,330
550,000	170,708	176,415	154,623	105,330
600,000	186,083	192,165	168,248	114,330
650,000	201,458	207,915	181,873	123,330
700,000	216,833	223,665	195,498	132,330

(1)	The benefits provided for in this table do not reflect offsets for Social Security benefits and benefits provided by the defined benefit plans of prior employers. With respect to both Mr. Warren and Mr. Treanor, these offsets will significantly reduce the benefits amount listed in the table.
CHANGE OF CONTROL AGREEMENTS
The Corporation entered into Change of Control Agreements (the “Agreements”) with each of the Named Executives pursuant to which each such executive may become entitled to receive severance pay and benefits continuation if (a) in the event of a Change in Control (as defined in the Agreements) of the Corporation or the Bank, (1) the Corporation or Bank terminates the executive for reasons other than for Cause (as defined in the Agreements) or the death or disability of the executive within 13 months after such Change in Control, or (2) the executive resigns for Good Reason (as defined in the Agreements), which includes a substantial adverse change in the nature or scope of the executive’s responsibilities and duties, a reduction in the executive’s salary and benefits, relocation, a failure of the Corporation or Bank to pay deferred compensation when due, or a failure of the Corporation or the Bank to obtain an effective agreement from any successor to assume the Agreements, within 12 months of such Change in Control, or (b) the executives resign for any reason during the 13th month after the Change in Control. The Agreements also provide that the executive would become entitled to receive severance pay and benefits continuation if his employment is terminated by the Corporation or the Bank for any reason other than Cause, death or disability during the period of time after the Corporation and/or the Bank enters into a definitive agreement to consummate a transaction involving a Change in Control and before the transaction is consummated so long as a Change in Control actually occurs. Benefits continuation includes additional months of benefit accrual under the Corporation’s or the Bank’s supplemental retirement plans. The Agreements provide for an additional payment to cover the impact of the 20% excise tax imposed by Section 280G of the Code in the event the Named Executive becomes subject to such excise tax.
The amount of severance (a multiple of the sum of base salary and highest bonus in the 2-year period prior to the Change in Control) and the length of benefits continuation vary for each executive and are set forth in the table below.

Named Executive	Multiple of Base and Bonus	Length of Benefits Continuation

John C. Warren	3.00	36 months
John F. Treanor	3.00	36 months
Galan G. Daukas	2.00	24 months
David V. Devault	2.00	24 months
James M. Vesey	1.00	12 months
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee administers the executive compensation program of the Corporation under the supervision of the Corporation’s Board. The success of the Corporation is highly dependent on hiring, developing and retaining qualified people who feel encouraged to perform for the good of the shareholders, the community, the Corporation and customers. The executive compensation program consists of three elements: base salary, short-term incentive compensation and long-term incentives. Prior to the beginning of the fiscal year, the Compensation Committee consulted with an independent compensation consultant (the “Consultant”), which provided certain information regarding base salary and short-term and long-term incentive practices of comparable companies in the banking industry. This information was used by the Compensation Committee to evaluate, adjust and approve recommendations made by the Chief Executive Officer for the compensation package for each other executive officer, and to develop and approve the compensation package of the Chief Executive Officer. The Compensation Committee believes that compensation for executive officers should take into account individual management skills, the long-term performance of the Bank and shareholder returns. The underlying compensation plan places emphasis on (1) attracting and retaining the most qualified executives in the banking industry; (2) providing overall compensation for key executives that is competitive with similarly sized financial institutions; (3) accomplishing the goals set out in the Bank’s strategic plan; and (4) returning a fair value to shareholders.
Base salary for all executive officers is determined by the Compensation Committee, subject to approval of the Corporation’s Board. Salary levels for 2005 were recommended to the Board for approval by the Compensation Committee based on an analysis of compensation information provided by the Consultant and taking into consideration both recent and expected overall performance of the Corporation. The base annual salary established by the Compensation Committee for Mr. Warren, Chairman and Chief Executive Officer, was $420,000, which positioned Mr. Warren’s salary in a manner consistent with the general guidelines outlined above. The Compensation Committee utilized the Consultant’s compensation information and the recommendations of the Chief Executive Officer to establish the base salary of the other executive officers.

The Annual Performance Plan provides for the payment of additional cash compensation to officers based upon the achievement of target profitability measures including return on equity, net income and earnings per share as well as the achievement of individual objectives. The terms of the Annual Performance Plan, including the target payout levels and relationship of payouts to the target profitability measures, were established by the Compensation Committee in consultation with the Consultant, and approved by the Corporation’s Board. The Compensation Committee’s policy is to review periodically these performance measures and adjust them as appropriate. The profitability target measures were established by the Corporation’s Board based upon their review of banking industry data and the Corporation’s Board’s and management’s expectations and recommendations. The target performance payout for the Chief Executive Officer in 2005 was 45% of base salary, 70% of which is based on profitability target measures and 30% of which is based on individual objectives for such matters as leadership of the senior management team, strategic planning, growing the Corporation, corporate governance, and continuing to focus on the long-term interests of the shareholders.
In 2005, the Corporation’s profitability results, measured on an operating basis excluding expenses relating to the acquisition of Weston Financial Group, Inc., net of related income taxes, entitled the executive officers to a payout for 2005 performance of 112.5% of the profitability portion of the target payout for each officer. Based on these profitability results and its assessment of the Chief Executive Officer’s overall management performance and achievement of individual objectives during the year, the Compensation Committee, with the Corporation’s Board approval, awarded an Annual Performance Plan bonus of $225,000 to Mr. Warren for 2005. Payouts based on the achievement of individual performance goals of the other executive officers were determined by each participant’s supervisor, approved by the Compensation Committee and ratified by the Corporation’s Board.
As a general rule, stock-based incentives have been granted to the executive officers on an annual basis. The granting of stock-based incentives is viewed as a desirable long-term incentive compensation method because it closely links the interest of management with shareholder value and aids in the retention and motivation of executives to improve the long-term stock market performance of the Corporation’s Common Stock. When granting stock-based incentives to executive officers, the Compensation Committee reviews data for comparable companies in the banking industry provided by the Consultant and, for officers other than the Chief Executive Officer, recommendations made by the Chief Executive Officer, which are based on each officer’s level of responsibility and contribution towards achievement of the Corporation’s business plan and objectives. In 2005, stock based incentive awards to executive officers were made in the form of restricted stock, RSUs and stock options. An additional award of stock options to executive officers other than Messrs. Warren and Treanor, was made in December 2005 in lieu of grants that would otherwise have been made during 2006. All option awards in 2005 were granted with immediate vesting in anticipation of the Financial Accounting Standards Board Statement 123R, which became effective on January 1, 2006 and that requires the recognition of accounting expense for the remaining vesting periods associated with awards made prior to that date.
The foregoing report has been furnished by the members of the Compensation Committee:

Gary P. Bennett (Chairperson)	Edward M. Mazze, Ph.D.
Larry J. Hirsch, Esq.	Kathleen McKeough
Mary E. Kennard, Esq.	Victor J. Orsinger II, Esq.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee makes recommendations concerning remuneration arrangements for executive officers of the Corporation and the Bank, subject to the approval of the Corporation’s Board. The Compensation Committee is also responsible for the administration of the 1988 Plan, the 1997 Plan and the 2003 Plan. The Compensation Committee members are directors Bennett (Chairperson), Hirsch, Kennard, Mazze, McKeough and Orsinger. No members of the Compensation Committee are current or former officers or employees of the Corporation, the Bank or any other subsidiary of the Corporation. During 2005, the Bank paid approximately $11,004 in legal fees to the law firm of Orsinger & Nardone, of which Mr. Orsinger, a member of the Compensation Committee, is a partner, for matters related to customer loans. The Corporation’s Board believes that this relationship does not impair Mr. Orsinger’s independence.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION
Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation’s Common Stock against the cumulative total return of The NASDAQ Stock Market (U.S.) and the NASDAQ Bank Index for the five years ended December 31. The historical information set forth below is not necessarily indicative of future performance.

	2000	2001	2002	2003	2004	2005

Washington Trust Bancorp, Inc.	$100.00	$139.78	$147.60	$204.78	$234.93	$215.48
The Nasdaq Stock Market (U.S.)	$100.00	$108.27	$110.84	$142.58	$163.17	$159.40
Nasdaq Bank Index	$100.00	$79.32	$54.84	$81.99	$89.22	$91.12
The results presented assume that the value of the Corporation’s Common Stock and each index was $100.00 on December 31, 2000. The total return assumes reinvestment of dividends.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls. In connection with its responsibilities, the Audit Committee (1) reviewed the scope of the overall audit plans of both the internal audit staff and the independent auditors; (2) evaluated the results of audits performed by the internal audit staff and independent auditors that included but were not limited to accounting issues and internal controls; (3) assessed the action that has been taken by management in response to the audit results; and (4) appraised the effectiveness of the internal and independent audit efforts. The Audit Committee also assesses actions taken by management in connection with the internal control documentation and testing of internal controls over financial reporting and management’s assertions related thereto in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the related reports of the independent auditors on these matters.

In addition, the Audit Committee has:
     ■   Reviewed and discussed the audited financial statements with management;
     ■   Discussed with KPMG LLP, its independent auditors, the matters required to be discussed by SAS 61; and
     ■   Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1, and has discussed with KPMG LLP the independent auditor’s independence.
Based on the review and discussions above, the Audit Committee recommended to the Corporation’s Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.
The foregoing report has been furnished by the members of the Audit Committee:

Katherine W. Hoxsie (Chairperson)	Joyce O. Resnikoff
Steven J. Crandall	Patrick J. Shanahan, Jr.
Barry G. Hittner	James P. Sullivan, CPA
Edward M. Mazze, Ph.D.
INDEPENDENT AUDITORS
During the years ended December 31, 2005 and December 31, 2004, the Corporation paid the following fees to KPMG LLP:

	2004	2005

Audit fees	$459,500	$522,000

Audit-related fees (consists of employee benefit plan audits, USAP procedures and, in 2004 only, common trust fund audits)	36,000	23,500

Tax fees (consists of tax return preparation, tax compliance and tax advice)	25,860	50,655

All other fees (consists of fees related to the Corporation’s acquisition of Weston Financial Group, Inc.)	0	95,197

Total fees paid to KPMG LLP	$521,360	$691,352

The Audit Committee has adopted a policy whereby engagement of the independent auditors for audit services and for non-audit services shall be pre-approved by the Audit Committee, except in the case of the de minimus exception described in Section 10A(i)(1)(B) of the Exchange Act. During 2005, the Audit Committee pre-approved 100% of the Audit-Related Fees, Tax Fees and All Other Fees.
The Audit Committee has considered whether the provision of the services identified under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining KPMG LLP’s independence and has determined that provision of such services is consistent with maintaining the principal auditor’s independence.
INDEBTEDNESS AND OTHER TRANSACTIONS
The Bank has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and their associates, all of which were made on substantially the same terms, including interest rates (except that executive officers and all other employees are permitted a modest interest rate benefit on first mortgages secured by a primary residence and other consumer loans) and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features when granted. During 2005, the Bank paid legal fees to a law firm of which a director is a partner. See the section entitled “Compensation Committee Interlocks and Insider Participation” on page 14 of this Proxy Statement for more information.
Mr. Shanahan was the former Chairman and Chief Executive Officer of First Financial Corp. prior to its acquisition by the Corporation in 2002. In connection with such acquisition, the Corporation agreed to (1) provide Mr. Shanahan with health insurance benefits under the Corporation’s health plan until he attains age 65, and (2) assume the obligation to provide Mr. Shanahan with a supplemental retirement benefit equal to monthly installments of $20,854 payable for the life of Mr. Shanahan with a 50% spousal survivor benefit. In return for a lump sum payment of $840,000 by the Corporation in April, 2002, Mr. Shanahan agreed that for a three-year period following the acquisition, which expired in April 2005, he would not become associated with any banking institution in Rhode Island, Massachusetts or Connecticut and he would not take action to solicit any former employees or customers of First Financial Corp. The Corporation’s Board determined that, effective April 16, 2005, as a result of the termination of this 3-year arrangement, Mr. Shanahan is considered “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and the rules of the SEC.
RATIFICATION OF SELECTION OF AUDITORS (Proposal 2)
The ratification of the Audit Committee’s decision to retain KPMG LLP to serve as independent auditors of the Corporation for the current fiscal year ending December 31, 2006 will be submitted to the shareholders at the Annual Meeting. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Corporation’s Audit Committee in order to give the shareholders a voice in the designation of auditors. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its choice of KPMG LLP as the Corporation’s independent auditors.
The Board of Directors recommends that shareholders vote “FOR” this proposal.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Corporation’s officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities (collectively, “Insiders”) to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Corporation, and on written representations from certain reporting persons, the Corporation believes that during 2005, all Section 16(a) filing requirements applicable to its Insiders were complied with, with the following exception: H. Douglas Randall, III, a director of the Corporation, filed 2 Forms 4 after the applicable due date reporting a total of 2 transactions not timely. In addition, David W. Wallace, a beneficial owner of more than 10% of the Corporation’s stock, filed 4 Forms 4 after the applicable due date reporting a total of 4 transactions not timely.
SHAREHOLDER PROPOSALS
Any shareholder who wishes to submit a proposal for presentation to the 2007 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, Rhode Island 02891, Attention: Chief Executive Officer, not later than November 15, 2006 for inclusion, if appropriate, in the Corporation’s Proxy Statement and the form of proxy relating to the 2007 Annual Meeting. Any proposal submitted after November 15, 2006 will be considered untimely. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement. Proxies solicited by the Corporation’s Board will confer discretionary voting authority with respect to shareholder proposals, other than proposals to be considered for inclusion in the Corporation’s Proxy Statement described above, that the Corporation receives at the above address after January 31, 2007.
In addition, in order for a nominee to be considered at an Annual Meeting, the Corporation’s Restated Articles of Incorporation, as amended, provide that director nominations may be submitted by any shareholder entitled to vote for the election of directors provided that advance written notice of such proposed nomination, with appropriate supporting documentation as required by the Corporation’s Restated Articles of Incorporation, is received by the Secretary of the Corporation not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors at which such shareholder is present by person or by proxy; provided, however, that if fewer than 21 days’ notice of the meeting is given to shareholders, such written notice of such proposed nomination must be received by the Secretary of the Corporation not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders. For this Annual Meeting, such proposals must be received by the Corporation not earlier than February 24, 2006 and not later than April 11, 2006.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any shareholder desiring to send communications to the Corporation’s Board, or any individual director, may forward such communication to the Secretary of the Corporation at the Corporation’s offices at 23 Broad Street, Westerly, Rhode Island 02891. The Secretary of the Corporation will collect all such communications and forward them to the Corporation’s Board and any such individual director.
FINANCIAL STATEMENTS
The financial statements of the Corporation are contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which has been provided to the shareholders concurrently herewith. Such report and the financial statements contained in the Corporation’s Annual Report on Form 10-K are not to be considered as a part of this soliciting material.
OTHER BUSINESS
Management knows of no matters to be brought before the meeting other than those referred to in this Proxy Statement, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.
INCORPORATION BY REFERENCE
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled “Compensation Committee Report on Executive Compensation,” “Shareholder Return Performance Presentation,” and “Report of the Audit Committee” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.
ANNUAL REPORT ON FORM 10-K
The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC, is available on the Corporation’s website at www.washtrust.com under Investor Relations — SEC Filings. Copies are also available without charge upon written request addressed to Elizabeth B. Eckel, Senior Vice President, Marketing, Washington Trust Bancorp, Inc., P.O. Box 512, Westerly, Rhode Island 02891-0512.
EXPENSE OF SOLICITATION OF PROXIES
The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation therefor. In addition, the Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $4,000 plus customary expenses.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN,
YOUR VOTE IS IMPORTANT TO THE CORPORATION.
PLEASE COMPLETE, DATE AND SIGN AND PROMPTLY RETURN
THE ENCLOSED PROXY CARD TODAY. YOU MAY ALSO VOTE
YOUR SHARES THROUGH THE INTERNET OR BY TELEPHONE.
Submitted by order of the Board of Directors,
/s/ David V. Devault
David V. Devault
Secretary
Westerly, Rhode Island
March 17, 2006

ANNUAL MEETING OF SHAREHOLDERS OF
WASHINGTON TRUST BANCORP, INC.
April 25, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES
TO VOTE “FOR” ALL THE PROPOSALS, EACH OF WHICH HAS BEEN MADE BY THE CORPORATION.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡	Steven J. Crandall Victor J. Orsinger II Patrick J. Shanahan, Jr. James P. Sullivan Neil H. Thorp

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of KPMG LLP as independent auditors of the Corporation for the year ending December 31, 2006.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
The undersigned hereby acknowledges receipt of the accompanying notice of Annual Meeting of Shareholders, the Proxy Statement with respect thereto, and the Corporation’s 2005 Annual Report and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time.
This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.
PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WASHINGTON TRUST BANCORP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Victor J. Orsinger II, John F. Treanor and John C. Warren, or any one of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Washington Trust Bancorp, Inc. at the Annual Meeting of its shareholders to be held April 25, 2006 or any adjournment thereof.
     This proxy when properly executed will be voted in the manner directed herein by the shareholders. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.
PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on the other side.)

COMMENTS: